Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Luna Innovations Incorporated 2023 Equity Incentive Plan of our report dated March 16, 2023, with respect to the consolidated financial statements of Luna Innovations Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

May 24, 2023